UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	February 23, 2016

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On February 25, 2016, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter and year ended December 31, 2015. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes certain non-GAAP financial measures. These measures include adjusted diluted earnings per share and constant currency revenue growth. Adjusted diluted earnings per shares excludes, depending on the period presented, (i) restructuring and other impairment charges; (ii) certain losses and other charges, including charges related to facility consolidations; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; and (vi) tax benefits resulting primarily from adjustments to prior years’ tax returns and tax law changes. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The Press Release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Management believes that these non-GAAP financial measures provide useful information to investors to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results and to assist in our evaluation of period-to-period comparisons. However, such non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other financial measures prepared in accordance with GAAP. Additionally, such non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.
Item. 2.05.    Costs Associated with Exit or Disposal Activities.
On February 23, 2016, the Board of Directors of the Company approved a restructuring plan (the “Plan”) designed to reduce costs, improve operating efficiencies and enhance the Company’s long term competitive position. The Plan, which was developed in response to continuing cost pressures in the healthcare industry, involves the consolidation of operations and a related reduction in workforce at certain of the Company’s facilities, and primarily will include the relocation of certain manufacturing locations and the relocation and outsourcing of certain distribution operations. These actions will commence in the second quarter 2016 and are expected to be substantially completed by the end of 2018.
The Company estimates that it will incur aggregate pre-tax charges in connection with the Plan of approximately $34 million to $44 million, of which the Company expects approximately $21 million to $23 million will be incurred in 2016 and most of the balance will be incurred prior to the end of 2018. Generally, the Company expects that it will exclude these charges from its adjusted diluted earnings per share results. The Company estimates that $27 million to $31 million of the aggregate pre-tax charges will result in future cash outlays, of which the Company expects approximately $6 million to $8 million will be made in 2016 and most of the balance will be made prior to the end of 2018. In addition, the Company expects to make capital expenditures of $13 million to $17 million in connection with the Plan, of which the Company expects approximately $3 million to $5 million will be made in 2016.
The following table provides a summary of the Company’s current cost estimates by major type of cost associated with the Plan:

Type of cost	Total estimated amount expected to be incurred

Employee termination benefits	$14 million to $18 million
Facility closure and other exit costs (1)	$2 million to $3 million
Accelerated depreciation charges	$10 million to $13 million
Other (2)	$8 million to $10 million
$34 million to $44 million
(1) Includes costs to transfer product lines among facilities and outplacement and employee relocation costs.
(2) Consists of other costs directly related to the Plan, including project management, legal and other regulatory costs.

The Company currently expects to achieve annualized savings of $12 million to $16 million once the Plan is fully implemented, and currently expects to realize Plan-related savings beginning in 2017.

As the Plan is implemented, management will reevaluate the estimated expenses and charges set forth above, and may revise its estimates as appropriate, consistent with generally accepted accounting principles.

FORWARD-LOOKING INFORMATION

This report contains forward-looking statements, including, but not limited to, estimated costs and anticipated savings relating to the Plan, and the anticipated timing of such costs and savings. Actual results could differ materially from those in the forward-looking statements due to, among other things, unanticipated difficulties in connection with the consolidation of manufacturing and administrative functions, rationalizing manufacturing capacity, consolidating operations, and shifting production to more economical facilities; cost overruns or delays, including as a result of unanticipated difficulties with various employees, labor representatives or regulators; the loss of skilled employees in connection with the initiatives; projected savings falling short of targets; and other factors described or incorporated in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company expressly disclaims any obligation to update these forward-looking statements, except as otherwise specifically stated by the Company or as required by law or regulation.

Item 7.01.    Regulation FD Disclosure.
In connection with the conference call to be held by the Company on February 25, 2016 to discuss its financial results for the quarter and year ended December 31, 2015, the Company plans to reference a slide presentation, which will be made available in advance of the call through the Company’s website. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.2, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Earnings Press Release, dated February 25, 2016
99.2    Earnings Conference Call Slide Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2016	TELEFLEX INCORPORATED By: /s/ Thomas E. Powell Name: Thomas E. Powell Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release, dated February 25, 2016
99.2	Earnings Conference Call Slide Presentation